                                  SCHEDULE 14A
                                 (Rule 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement           [ ]  Confidential, for Use of the
                                                Commission Only (as permitted
                                                by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 14a-11(c) or 14a-12


                      SPATIALIZER AUDIO LABORATORIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):  N/A

     [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
          14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

     [ ]  Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                      LOGO

                                                         20700 VENTURA BOULEVARD
                                                           SUITE ONE THIRTY FOUR
                                                        WOODLAND HILLS, CA 91364
                                                                TEL 818.227.3370
                                                                FAX 818.227.9750

April 18, 1997

Dear Stockholder:

     The Company's Annual Meeting of Stockholders will be held on Thursday, June 5, 1997 at 10:00 a.m. at the Warner Center Hilton hotel located at 6360 Canoga Avenue, Woodland Hills, California 91364. I hope that you will be able to attend in person. Following the formal business of the meeting, management will be providing an update on our business operations, and will be available to respond to your questions.

     This year the agenda for the Annual Meeting includes the election of directors and any other matters that may properly come before the meeting. While the agenda may seem routine to you, YOUR VOTE IS IMPORTANT TO US. Please sign, date and return your completed proxy card promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. As Chairman, I want you to know that the Board endorses each of the nominees and I urge you to elect the nominated Directors.

     Additional copies of our Annual Report and Form 10-K are available upon request by contacting Angela Johnson at (818) 227-3370.

     On behalf of the Company, I want to express our appreciation to the Board members who are retiring, and to the members of management who have moved on to other opportunities. Each of you has contributed to our development. Finally, I want to thank each of you as stockholders for your continued support of our endeavors.

                                          Sincerely,

                                          SPATIALIZER AUDIO LABORATORIES, INC.

                                          STEVEN D. GERSHICK
                                          Chairman of the Board
                                          President and CEO

                      SPATIALIZER AUDIO LABORATORIES, INC.
                            20700 VENTURA BOULEVARD
                             SUITE ONE THIRTY FOUR
                            WOODLAND HILLS, CA 91364

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1997

     Notice is hereby given that Spatializer Audio Laboratories, Inc. will hold its Annual Meeting of Stockholders on June 5, 1997 at 10:00 a.m., at the Warner Center Hilton located at 6360 Canoga Avenue, Woodland Hills, California 91364, for the following purposes:

        1. To elect three (3) directors each for a term of three (3) years, two
           (2) directors each for a term of two (2) years, and two (2) directors each for a term of one (1) year;

        2. To act upon other matters that may properly come before the meeting.

     The Board of Directors has fixed April 10, 1997 as the Record Date for the determination of the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.

     At the Annual Meeting, each share of Common Stock represented at the meeting will be entitled to one (1) vote on each matter properly brought before the Annual Meeting.

     Your attention is directed to the accompanying Proxy Statement. Stockholders who do not expect to attend the meeting in person are requested to date, sign and mail the enclosed proxy as promptly as possible in the enclosed envelope.

                                          BY ORDER OF THE BOARD

                                          Angela J. Johnson
                                          Secretary
Dated: April 18, 1997

                                PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Spatializer Audio Laboratories, Inc. (the "Company") for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Thursday, June 5, 1997 at the Warner Center Hilton hotel located at 6360 Canoga Avenue, Woodland Hills, California 91364 at 10:00 a.m., and at any adjournments or postponements of the Annual Meeting. This proxy statement and accompanying proxy will be mailed beginning on or about April 18, 1997 to give holders of Common Stock of the Company of record on April 10, 1997 (the "Record Date") an opportunity to vote at the Annual Meeting.

VOTING

     In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy, signing and dating the proxy and returning it in the accompanying envelope. If no directions are given and the signed proxy is returned, the proxy holders will vote the shares for the election of all listed nominees, in accordance with the directors' recommendations on the other subjects listed on the proxy card, and at their discretion on any other matters that may properly come before the meeting. In situations where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), the affected shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be included in the vote totals and, therefore, will have no effect on the outcome of the votes.

     A STOCKHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A STOCKHOLDER) TO ATTEND AND ACT FOR HIM AND ON HIS BEHALF AT THE MEETING OTHER THAN THE PERSONS DESIGNATED IN THE ACCOMPANYING FORM OF PROXY. TO EXERCISE THIS RIGHT, THE STOCKHOLDER MAY INSERT THE NAME OF THE DESIRED PERSON IN THE BLANK SPACE PROVIDED IN THE PROXY AND STRIKE OUT THE OTHER NAMES OR MAY SUBMIT ANOTHER PROXY.

     THE SHARES REPRESENTED BY PROXIES IN FAVOR OF MANAGEMENT WILL BE VOTED ON ANY BALLOT (SUBJECT TO ANY RESTRICTIONS THEY MAY CONTAIN) IN FAVOR OF THE MATTERS DESCRIBED IN THE PROXY.

REVOCABILITY OF PROXIES

     Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the stockholder or by his attorney authorized in writing or, if the stockholder is a corporation, under its corporate seal or by an officer or attorney thereof duly authorized, and deposited at the executive office of the Company located at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California, 91364, or at Harris Trust Company of California located at 601 South Figueroa, 49th Floor, Los Angeles, California 90017, at any time up to and including the last business day preceding the day of the meeting, or any adjournment thereof, or with the chairman of the meeting on the day of the meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

OUTSTANDING COMMON STOCK

     Holders of record of Common Stock at the close of business on April 10, 1997 ("Record Date"), will be entitled to receive notice of and vote at the meeting. The Company is authorized to issue 50,000,000 shares of Common Stock, par value of $0.01 US per share ("Common Stock") and 1,000,000 Preferred Shares, par value of $0.01 US per share ("Preferred Stock"). On the Record Date, there were 20,806,429 shares of Common Stock and no shares of Preferred Stock issued and outstanding. The holders of Common Stock are entitled to one (1) vote for each share held. All matters presented to the meeting require approval by simple majority of votes cast at the meeting.

SOLICITATION

     The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional material furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians which hold shares of Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

     YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

               PROPOSAL 1 -- NOMINATION AND ELECTION OF DIRECTORS

     The Company has nine (9) positions on its board of directors; currently there are two (2) vacancies on the board of directors. The board of directors is classified into three (3) classes, directors in each class being elected to serve for three (3) years (1). At this annual meeting the Company proposes to nominate Jerold H. Rubinstein, Stephen W. Desper and Steven D. Gershick to the office of director for terms to end in 2000, to nominate Carlo Civelli and Scot
E. Land for terms to end in 1999 and to nominate James D. Pace and Gilbert N. Segel for terms to end in 1998.

     In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal. The By-Laws state that in any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed to be elected. Shares represented by proxies marked "withhold authority" for one (1) or more nominees will be counted as a negative vote.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH NAMED NOMINEE.

NOMINEES AND CONTINUING DIRECTORS

     The Board of Directors believes that a classified Board of Directors with staggered terms will help to assure the continuity and stability of the Board of Directors and the business strategies and policies of the Company. At this annual meeting the Company proposes to nominate Jerold H. Rubinstein, Stephen W. Desper and Steven D. Gershick to the office of director for terms to end in 2000, to nominate Carlo Civelli and Scot E. Land to the office of director for terms to end in 1999, to nominate James D. Pace and Gilbert N. Segel for terms to end in 1998. The following table sets forth certain information with respect to the nominees in each class and with respect to certain executive officers:

             NAME                AGE                              POSITION
-------------------------------  ---   ---------------------------------------------------------------
Nominees for terms ending in 2000:
Jerold H. Rubinstein             58    Director -- 8/91 to date.
                                       Member of Audit Committee -- 8/91 to date.
Stephen W. Desper                54    Director -- 7/92 to date.
                                       Chairman of the Board -- 7/92 to 12/95.
                                       Vice Chairman of the Board -- 12/95 to date.
                                       Principal Holder.
Steven D. Gershick               42    Director -- 7/92 to date.
                                       President and Chief Executive Officer -- 7/92 to date.
                                       President of Operating Subsidiary Desper Products, Inc.
                                       ("DPI") -- 3/97 to date.
                                       Chairman of the Board -- 12/95 to date.

---------------

(1) Although each director is elected for a three year term, the directors must be re-elected annually while the Company is subject to Section 2115 of the California Corporations Code ("Section 2115"). An entity such as the Company can be subject to Section 2115 even though it does not itself transact business in California if, on a consolidated basis, the average of the property factor, payroll factor and sales factor is more than fifty percent (50%) deemed to be in California during its latest full income year and more than one-half of its outstanding voting securities are held of record by persons having addresses in California. Section 2115 does not apply to corporations with outstanding securities listed on the New York or American Stock Exchange, or with outstanding securities designated as qualified for trading on the NASDAQ Stock Market, national market system, if such corporation has at least eight hundred (800) beneficial holders of its equity securities.

             NAME                AGE                              POSITION
-------------------------------  ---   ---------------------------------------------------------------
Nominees for terms ending in
  1999:
Carlo Civelli                    48    Director -- 3/93 to date.
                                       Vice-President Finance, Europe -- 8/91 to 3/95. Principal
                                       Holder.
Scot E. Land                     42    Director Nominee

Nominees for terms ending in
  1998:
James D. Pace                    41    Director -- 2/95 to date.
                                       Member of Compensation Committee -- 2/95 to date.
Gilbert N. Segel                 64    Director -- 5/95 to date.
                                       Member of Audit Committee -- 5/95 to date. Member of
                                       Compensation Committee -- 5/95 to date.

Executive Officers:
Kathy Partch                     33    Chief Financial Officer (Acting) -- 3/97 to date.
Irwin Zucker                     49    President of Operating Subsidiary MultiDisc Technologies, Inc.
                                       ("MDT") -- 6/96 to date.

     JEROLD H. RUBINSTEIN. Director since August, 1991. Chairman and Chief Executive Officer of DMX, Inc., formerly International Cablecasting Technologies, Inc. Formerly co-owner and chairman of United Artist Records; chairman of ABC Records, Inc.; co-founder and chairman of Bel-Air Savings and Loan of Los Angeles; and co-founder and partner of JRC Oil, a Colorado oil and gas exploration company. Attorney and certified public accountant, California. Mr. Rubinstein is the brother-in law of Mr. Segel.

     STEPHEN W. DESPER. Vice Chairman of the Board, Inventor. Devoted his full time for a number of years to developing and refining Spatializer technology. Recording engineer, over twenty (20) years experience; Director of Engineering for The Beach Boys Organization. Acoustician, Acoustic Design and Noise Control Engineer. December, 1991 to December, 1995, Chairman of Spatializer Audio Laboratories, Inc. Since December, 1995 Vice Chairman of Spatializer Audio Laboratories, Inc. Inventor and President of Desper Products; Inc.
("DPI") -- June, 1986 to October, 1991. Vice President and Director of Research, DPI -- October, 1991 to December, 1996.

     STEVEN D. GERSHICK. Chairman of the Board, President and Chief Executive Officer. Director since July, 1992. Since December, 1995, Chairman of Spatializer Audio Laboratories, Inc. Certified Public Accountant, KPMG Peat Marwick from May, 1977 through June, 1980. From 1981 through September, 1991, the principal of a Certified Public Accounting firm specializing in business consulting and entertainment business management. Since October 1, 1991, CEO of DPI. From October, 1991 to June, 1996, President of DPI. In March, 1997, resumed role as President of DPI. Since December, 1991, President and CEO of Spatializer Audio Laboratories, Inc. Practicing C.P.A. to October, 1991.

     CARLO CIVELLI. VP Finance-Europe from August, 1991 to March, 1995. Director since March, 1993. Has extensive experience in financing emerging public companies. Managing director of Clarion Finanz AG, Zurich, Switzerland, for more than the last five years. Director and Financial Consultant to Clarion Finanz AG.

     SCOT E. LAND. Director nominee. Senior Technology Analyst with Microsoft Corporation since 1994. From 1993 to 1994, Mr. Land was Vice President of First Marathon Securities, Toronto, Canada with responsibilities in Research and Investment Banking, specializing in High Technology. During this same time, Mr. Land was an advisor to Microsoft Corporation on matters related to strategic planning and competitive product assessment. From 1988 to 1993, Mr. Land was President and CEO of InVision Technologies, Foster City, California. Mr. Land is on the Board of Directors of several private technology companies and non-profit organizations.

     JAMES D. PACE. Director since February, 1995. Director of DPI since July, 1992. For more than the last five years, Mr. Pace has specialized in the introduction and distribution of new technologies into the professional recording and film industries. He is an electronics engineer with broad experience in recording and live sound reinforcement.

     GILBERT N. SEGEL. Director since May, 1995. Mr. Segel has spent more than thirty (30) years as an independent business manager representing musical artists, film actors and entertainment industry entrepreneurs. Since 1985, he has concentrated on his personal investments and serves as a director of various private business and charitable enterprises. Mr. Segel is the brother-in law of Mr. Rubinstein.

     KATHY PARTCH. Chief Financial Officer (Acting) since March, 1997. Director of Accounting October, 1995 through March, 1997. Ms. Partch has over twelve years of accounting and management experience in software and technologies companies. Operated a consulting practice from 1993 to 1995, aiding businesses such as Price Waterhouse, Knowledge Adventure, and Gibson, Dunn, and Crutcher, in business planning, forecasting, and general accounting. Controller of Price Waterhouse's Santa Monica office, a reengineering software development group, from 1989 to 1993 when the group was relocated to Tampa, Florida.

     IRWIN ZUCKER. Since June, 1996 President of MultiDisc Technologies, Inc. He was Senior VP of Engineering and Product Development with Harman International from 1993 to 1995, director of international marketing for JBL (a Harman company) from 1991 to 1993 and director of Marketing for Dynascan Audio Group (parent of Marantz) from 1989 to 1991. Mr. Zucker has a strong background in both marketing and engineering and over 25 years experience in bringing electronic products to market.

     In March, 1995, Mr. Zucker was appointed Executive Vice President of Home Theater Products International, Inc. ("HTP"), predecessor in interest to MultiDisc. In that capacity, Mr. Zucker also functioned as President of the MultiDisc division of HTP. In September, 1995, certain accounting irregularities were revealed by HTP's outside auditors. As a result, senior creditors and other parties of interest sought the resignation of all HTP board members and requested that Mr. Zucker become acting President and CEO. In April, 1996, HTP filed for protection under Chapter 11 of the Bankruptcy Code and, with the consent of the Court, the Company and its creditors, Mr. Zucker continued as HTP's sole director and senior manager through the bankruptcy proceedings, which are currently in their final stages.

BENEFICIAL OWNERS

     The following table sets forth information (except as otherwise indicated by footnote) as to shares of Common Stock owned as of March 31, 1997, or which can be acquired in sixty days, by (i) each person known by management to beneficially own more than five percent (5%) of the Company's outstanding Common Stock, (ii) each of the Company's directors and nominees for election as directors, and (iii) all executive officers, directors and nominees for election as directors as a group:

                                                               AMOUNT AND NATURE OF
          NAME AND ADDRESS OF BENEFICIAL OWNER (1)             BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------------------------------------------------  --------------------   ----------------
Directors:
Carlo Civelli (2) (5)........................................        3,970,958             17.2%
Jerold H. Rubinstein (5).....................................          200,000                 *
Stephen W. Desper (3) (5)....................................        2,008,845              8.7%
Steven D. Gershick (5).......................................        1,026,144              4.5%
James D. Pace (4) (5)........................................          276,997              1.2%
Gilbert N. Segel (5).........................................          165,000                 *
Scot E. Land.................................................           13,947                 *
Named Executive Officers:
Irwin Zucker (5).............................................           30,000                 *
All directors and executive officers as a group (9 persons)
  (5) (6)....................................................        7,711,891             33.4%

---------------

* Indicates that the percentage of shares beneficially owned does not exceed one percent (1%) of the class.

(1) Each of the persons named can be reached at the Company's offices at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California, 91364, except for Carlo Civelli, whose address is Seefeldstrasse 214, 8034 Zurich, Switzerland. The persons named in the table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2) Carlo Civelli controls Clarion Finanz AG, a non-reporting investment company. Holdings of Mr. Civelli and Clarion Finanz AG are combined, and include all shares of the Company held of record or beneficially by either, and all additional shares over which he either currently exercises full or partial control, without duplication through attribution.

(3) Does not include 37,853 shares held by Sparkle Co. on behalf of the Estate of Stephen Desper's deceased father, Ira Desper, as to which Mr. Desper disclaims any direct or indirect beneficial interest or control.

(4) Does not include 134,497 shares held by Jeffrey C. Evans, a director of DPI, and co-owner with Mr. Pace of Audio Intervisual Design and Developing Technologies Distributors. Mr. Pace disclaims any direct or indirect beneficial interest or control of Mr. Evans' shares.

(5) Includes an aggregate of 4,580,697 escrowed performance shares held as of March 31, 1997 as follows: Carlo Civelli, 1,390,880 shares; Jerold H. Rubinstein, 150,000 shares; Stephen W. Desper, 1,929,676 shares; Steven D. Gershick, 843,144 shares; James D. Pace, 126,997 shares; Gilbert N. Segel, 110,000 shares; Irwin Zucker, 30,000 shares.

(6) Includes options to purchase 450,000 shares exercisable at various prices from $2.13 to $3.26 per share, and expiring on various dated from February, 2000 to October, 2001.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

     Except for salaries paid to Mr. Desper as described in 'Executive Compensation' on page 12, no insider and no security holder who is known to the Company to own more than five percent (5%) of the Common Stock and no member of the immediate family of any of the officers or directors has or has had any material interest, direct or indirect, in any transaction in which the amount involved exceeds U.S. $60,000 since the commencement of the Company's last completed financial year or in any proposed transaction which in either such case has materially affected or will materially affect the Company.

     In September, 1996, the Company reacquired 500,000 of the outstanding performance shares from several of the original holders of the performance shares, and reallocated them to key employees and directors based on an understanding that the shares were held for such purposes.

     At the 1996 Annual Meeting the stockholders approved, subject to regulatory consent, a proposal to modify the terms of the performance share escrow arrangements for certain founders, officers and directors. On December 30, 1996, the Company received final consent from the British Columbia Securities Commission ("BCSC") to a modification arrangement which was less favorable to the holders of performance shares than the proposal approved by the stockholders. The Company has implemented the modification as consented to by the BCSC.

     Under the revised arrangement, the performance shares will be released automatically as follows: 5% on June 22, 1997; 5% on June 22, 1998; 10% on June 22, 1999; 20% on June 22, 2000; 30% on June 22, 2001; and 30% on June 22, 2002.
In addition to the automatic releases, performance shares can be released based on the cash flow release criteria contained in the original June 22, 1992 escrow agreement although, to maintain a stable market in the Company's stock, in any year not more than 30% of the shares will be released, based on the cash flow criteria.

     In addition, under the revised arrangement the performance shares will vest if the individual holder has not voluntarily terminated his or her service to the Company prior to the applicable vesting dates. Any individual who is involuntarily terminated by the Company will be entitled to an automatic acceleration of the unvested performance shares. The Board, in its discretion, may allow an individual who has voluntarily terminated his or her services to the Company to retain a portion or all of any unvested performance shares.

     The Company's only indebtedness to related parties is a loan payable to the estate of Stephen Desper's deceased father, Ira A. Desper. The amount payable to the estate at December 31, 1996 was U.S. $112,500.

     None of the directors or officers of the Company have been involved in any securities transactions in the last fiscal year (excluding grants and exercises of Employee and Director Incentive Options as described below).

COMPENSATION OF DIRECTORS

     None of the Company's directors received any type of compensation or other arrangements for services provided in their capacity as directors. However, the Company has granted stock options to directors in that capacity. Under the 1995 Stock Option Plan, each director who is not an employee of the Company is entitled to an automatic annual grant of an option to purchase 50,000 shares of Common Stock. Employee directors may receive such a grant at the discretion of the Board of Directors.

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Members of the Board of Directors are elected by the holders of the Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

     During fiscal 1996, the Board of Directors of the Company, which consisted of seven (7) members, had formal meetings quarterly and took action by unanimous written consent on 6 additional occasions. All incumbent directors of the Company were present at, or participated in taking actions for, seventy-five percent (75%) or more of the total number of meetings of the Board of Directors of the Company and the Committees on which he served.

COMMITTEES OF THE BOARD OF DIRECTORS

     Standing committees of the Board of Directors of the Company include an Audit Committee and a Compensation and Stock Option Committee.

AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors currently consists of Messrs. Rubinstein and Segel, each of whom is a non-employee director of the Company. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the internal auditors and the adequacy of the Company's accounting, financial, and operating controls; to recommend annually to the Board of Directors the selection of the independent auditors; to consider proposals made by the Company's independent auditors for consulting work; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Audit Committee of the Board of Directors held three (3) meetings during fiscal 1996.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee of the Company (the "Compensation Committee") currently consists of Messrs. Pace and Segel, each of whom is a non-employee director of the Company and a "disinterested person" with respect to the plans administered by such committee, as such term is defined in Rule 16b-3 adopted under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the "Exchange Act"). The Compensation Committee reviews and approves annual salaries, bonuses and other forms and items of compensation for senior officers and employees of the Company. Except for plans that are, in accordance with their terms or as required by law, administered by the Board or another particularly designated group, the Compensation Committee also administers and implements all of the Company's stock option and other stock-based and equity-based benefit plans (including performance-based plans), recommends changes or additions to those plans, and reports to the Board of Directors on compensation matters. The Compensation Committee held six (6) meetings in 1996.

     To the extent required by law, a separate committee of disinterested parties administers the 1996 Incentive Plan. No Compensation Committee interlock relationship existed in 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

GENERAL

     The Company's Compensation Committee is responsible for formulating and overseeing the general executive and employee compensation policies for the Company. Its responsibilities include determination of the compensation of senior executive officers and administration of the annual and long-term incentive plans and stock option plans of the Company which are not, in accordance with their terms, administered by the Board or another particularly designated group. Specific decisions relating to compensation earned by or awarded to the senior officers of the Company, including the chief executive officer and the other four highest paid executive officers (collectively, the "Named Executive Officers") are governed by the Compensation Committee. The Compensation Committee was formed in June, 1995.

     The Compensation Committee has adopted the following policy framework on which it intends to base the Company's compensation program and its decisions:

        - Efforts should be made to achieve base salaries for the senior executives which are competitive with compensation at the Company's peer group of companies, not withstanding the significantly larger revenues at many of the entities in the peer group.

        - Annual incentives should consider Company performance and individual contribution. Efforts should be made to establish parity among individuals with similar responsibilities and performance.

        - The long-term incentive program should be performance-based and emphasize stock options to ensure that long-term compensation primarily depends on increases in stock price. However, since the Company is limited in the amount of stock option grants, for so long as the Company is subject to such rules, other awards, including restricted stock, performance units or a combination may be utilized to provide incentives that might otherwise be reflected in stock option grants.

        - Stock option grants (or other performance-based long-term incentives that may be awarded in the future) should be competitive with peer practices to allow the Company to attract and retain senior personnel and to reflect the Company's operating growth and performance.

        - The relative mix of annual and long-term incentives should reflect levels within the organization, so that senior executives receive a greater proportion of long-term incentives and others receive compensation that emphasizes annual compensation and incentives.

     To implement these policies, the Compensation Committee will take into account current market data and compensation trends for similar enterprises, compare corporate performance of the Company to the performance of a selected peer group, gauge achievement of corporate and individual objectives and consider the overall effectiveness of the Company's compensation programs.

     To assist in formulating its operating framework, in December, 1995 the Compensation Committee engaged an independent executive compensation consultant to assess the current competitive position of the Company's executive compensation program and to assist the Company in implementing an ongoing long-term incentive program. The consultant prepared comparisons of current compensation levels between the Company and a peer group of eight (8) publicly traded companies. In addition, broader published compensation surveys of compensation levels for executives holding similar positions at comparable industrial entities or organizations were used to establish competitive norms. The survey indicated that actual cash compensation (salary plus annual incentives) of the Named Executive Officers were below total cash compensation levels of the peer group, but when compared to other companies of comparable size in the high technology and electronics industries, the total cash compensation levels of the top three Company executives were near the 50th percentile of the companies surveyed.

ANNUAL COMPENSATION

     The Compensation Committee intends to review base salary levels of executives and employees annually, subject to any provisions or limitations included in their Employment Agreements.

     The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended (the "Code"). Section 162(m) creates a new limit on the deductibility of compensation paid to certain officers. With respect to the Company, the covered officers are the Chief Executive Officer and the next four most highly compensated persons in office at the end of the year. Compensation paid to these officers in excess of $1,000,000 per person, that is not performance-based, cannot be claimed by the Company as a tax deduction. It is the Compensation Committee's intention to continue to utilize performance-based compensation and to conform such compensation to these limits. In order to conform to these new limitations, the Company is seeking stockholder approval of the material terms of the performance goals under the Plan.

CEO COMPENSATION

The Compensation for Steven Gershick, CEO of the Company, was determined in accordance with the guidelines discussed above. Based on the performance of the Company and the compensation of the CEOs at several peer companies, an annual bonus of $37,500 was paid in 1996 and base salary was set at $150,000. In addition, on December 29, 1995, the CEO received a grant of 150,000 stock options at an exercise price equal to fair market value on the date of grant, vesting over a three year period. By virtue of the vesting schedule and stock value, the grant was competitive with that of other comparable CEOs. Finally, on September 2, 1996, 150,000 performance shares, issued in July 1992, were transferred from prior holders to the CEO based on an understanding at that time that those shares were held for the benefit of the CEO.

CONCLUSION

     The Compensation Committee believes that the policies and concepts discussed above will be an effective strategy since a significant portion of compensation to the Named Executive Officers will be based on the operating results of the Company, the commensurate results for its stockholders, and the need to attract and retain senior management, technical and operating personnel as the Company matures and grows. At the same time, it is intended that the policies will encourage responsible management for both long-term and short-term results and will further the interests of the Company's stockholders. In implementing its policies, the Compensation Committee intends to base its review on the experience of its members, on Company and management information, and on discussions with and information compiled by various independent compensation consultants and other appropriate sources.

     Submitted by the Compensation Committee of the Company's Board of Directors,

                                          James D. Pace
                                          Gilbert N. Segel

                PERFORMANCE GRAPH FOR THE COMPANY'S COMMON STOCK

     The following Performance Graph reflects a comparison of the performance of the Company's Common Stock to the common stock of other peer group companies and to the NASDAQ Market Index:

                     COMPARE CUMULATIVE TOTAL RETURN AMONG
                     SPATIALIZER AUDIO LABORATORIES, INC.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX.

                                     SPATIALIZER AUDIO
    MEASUREMENT PERIOD                 LABORATORIES,                          NASDAQ MARKET
  (FISCAL YEAR COVERED)                    INC.          PEER GROUP INDEX        INDEX
     8/22/95                             100.00              100.00              100.00
     9/29/95                             114.10              106.86              100.83
     12/29/95                             89.74               69.18              100.02
     3/29/96                             102.56               69.24              104.64
     6/26/95                             103.85               77.84              112.39
     9/30/96                              76.92               68.83              115.49
     12/31/96                             74.36               65.79              120.92

                    Assumes $100 Invested on August 22, 1995
                          Assumes Dividend Reinvested
                      Fiscal Year Ending December 31, 1996

     The peer group, for purposes of the above graph, consists of other comparable technology companies. The peer group was expanded in 1996 to include a competitor in the advanced audio technology industry that went public during 1996.

     As the Company is still a British Columbia Securities Commission Reporting Issuer, in accordance with the Policy 41 requirements the following Performance Graph reflects a comparison of the performance of the Company's Common Stock to the Toronto Stock Exchange 300 Stock Index:

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL SHAREHOLDER RETURN ON COMMON SHARES
                 OF THE CORPORATION AND THE TSE 300 STOCK INDEX

             MEASUREMENT PERIOD         SPATIALIZER AUDIO
           (FISCAL YEAR COVERED)        LABORATORIES, INC.            TSE 300
                    1991                      100.00                   100.00
                    1992                      333.33                    98.57
                    1993                      341.67                   130.65
                    1994                      583.33                   130.42
                    1995                      978.75                   149.37
                    1996                      822.00                   191.71

                      Assumes $100 Cdn. Investment in 1991
                          Assumes Dividend Reinvested

                             EXECUTIVE COMPENSATION

     The following table sets forth separately, for the last three complete fiscal years and for the four-month transition period(1), each component of compensation paid or awarded to, or earned by, the Chief Executive Officer ("CEO") of the Company and each of the other most highly compensated executive officers who were serving as executive officers at the end of the last fiscal year (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION
                                                                              ----------------------------------
                                                                                      AWARDS
                                                                              -----------------------
                                                                              SECURITIES
                                                                               UNDER
                                                                              OPTIONS/    RESTRICTED     PAYOUTS
                                                ANNUAL COMPENSATION            SARS          STOCK       -------
     NAME AND PRINCIPAL                   -------------------------------     GRANTED       AWARDS        LTIP
          POSITION            YEAR         SALARY       BONUS      OTHER        (#)           ($)        PAYOUTS
----------------------------  -----       --------     -------     ------     -------     -----------    -------
Steven D. Gershick..........  12/96       $150,000     $37,500     $8,607      50,000     See note 8      N/A
  Chairman of the Board       12/95       $150,000     $37,500     $8,100     150,000(7)      N/A         N/A
  President and CEO           12/94(1)    $ 41,667         N/A     $1,000         N/A         N/A         N/A
                               8/94       $125,000     $50,500     $3,000         N/A         N/A         N/A

Stephen W. Desper(6)........  12/96       $125,000         N/A     $6,276      50,000         N/A         N/A
  Vice Chairman of the        12/95       $125,000         N/A     $3,000         N/A         N/A         N/A
  Board, Director of          12/94(1)    $ 41,667         N/A     $1,000         N/A         N/A         N/A
  Research of DPI              8/94       $125,000     $25,500     $3,000         N/A         N/A         N/A

William N. Craft(4).........  12/96       $115,769     $30,000     $5,007      50,000     See note 8      N/A
  Chief Technology Officer;   12/95       $ 90,000     $25,000        N/A         N/A         N/A         N/A
  President of DPI            12/94(1)    $ 30,000         N/A        N/A         N/A         N/A         N/A
                               8/94(2)    $ 68,907         N/A        N/A         N/A         N/A         N/A

Irwin Zucker(5).............  12/96       $ 70,000     $37,500     $5,007      50,000     See note 8      N/A
  President of MDT

Timothy R. Bratton(3).......  12/96       $ 72,549     $30,750        N/A         N/A         N/A         N/A
  VP, Sales and               12/95       $ 90,000     $37,000        N/A         N/A         N/A         N/A
  Marketing of DPI            12/94(1)    $ 22,500     $ 3,000        N/A      75,000         N/A         N/A

---------------

(1) On December 13, 1994, the Board of Directors approved a change in the Company's year from a fiscal year end of August 31 to a fiscal year end of December 31 resulting in a four-month transition period (September 1, 1994 - December 31, 1994).

(2) Prior to becoming a full-time employee of the Company in August, 1994, Mr. Craft performed services for the Company on a part-time basis.

(3) Mr. Bratton became an employee in October, 1994. He resigned his position effective September 6, 1996.

(4) Mr. Craft was named President of DPI in June, 1996. He resigned his positions effective February 28, 1997.

(5) Mr. Zucker became an employee in June, 1996.

(6) Mr. Desper resigned his position as Director of Research of DPI effective December 31, 1996. He continues in his capacity as Vice Chairman of the Board.

(7) The exercise price for these options was adjusted to the closing market price on April 1, 1997.

(8) On September 2, 1996, Steven D. Gershick, William N. Craft and Irwin Zucker received performance shares which were transferred from prior holders based on a previous understanding that those shares were held for their benefit. Based on the market closing price of $4.25 on September 2, 1996, the value of the shares they received was as follows: Mr. Gershick, $636,405; Mr. Craft, $742,473; and Mr. Zucker, $127,281. As of December 31, 1996, there were 5,776,700 performance shares outstanding which, based on the year end closing price of the stock, are valued at $20,912,262. Unless released earlier based on cumulative positive cash flow of $.6285 Cdn. per share, these shares will vest based on the following schedule: 5% June, 1997; 5% June, 1998; 10% June, 1999; 20% June, 2000; 30%
    June 2001; and, 30% June, 2002.

              OPTION/STOCK APPRECIATION RIGHT ("SAR") GRANTS DURING THE
                       MOST RECENTLY COMPLETED FINANCIAL YEAR

     The following table (presented in accordance with the Exchange Act and the Regulations) sets forth stock options granted under the Company's Stock Option Plan ("the Stock Option Plan") during the most recently completed fiscal year to each of the Named Executive Officers:

                                                 INDIVIDUAL GRANTS
                         ------------------------------------------------------------------                      ALTERNATIVE
                                                                     MARKET                      POTENTIAL           TO
                                                                    VALUE OF                     REALIZABLE      REALIZABLE
                                      % OF TOTAL                   SECURITIES                 VALUE AT ASSUMED     VALUE:
                                       OPTIONS/                    UNDERLYING                 ANNUAL RATES OF      GRANT
                         SECURITIES     SAR'S                       OPTIONS/                    STOCK PRICE      VALUE DATE
                           UNDER      GRANTED TO                    SAR'S ON                  APPRECIATION FOR   ----------
                          OPTIONS/    EMPLOYEES    EXERCISE OR      DATE OF                     OPTION TERM      GRANT DATE
                           SAR'S      IN FISCAL     BASE PRICE       GRANT       EXPIRATION   ----------------    PRESENT
                          GRANTED        YEAR      ($/SECURITY)   ($/SECURITY)      DATE      5% ($)   10% ($)     VALUE
                         ----------   ----------   ------------   ------------   ----------   ------   -------   ----------
Steven D. Gershick.....   50,000        7%          $3.26/         $3.26/        10/28/01     $8,150   $16,300     $0
                                                     Share          share
Stephen W. Desper......   50,000        7%          $3.26/         $3.26/        10/28/01     $8,150   $16,300     $0
                                                     Share          Share
William N. Craft.......   50,000        7%          $3.95/         $3.95/        09/03/01     $9,875   $19,750     $0
                                                     Share          Share
Irwin Zucker...........   50,000        7%          $3.95/         $3.95/        09/03/01     $9,875   $19,750     $0
                                                     Share          Share
Timothy R. Bratton.....    N/A         N/A            N/A            N/A            N/A        N/A       N/A       N/A

            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FINANCIAL YEAR
                    AND FINANCIAL YEAR-END OPTION/SAR VALUES

The following table (presented in accordance with the Exchange Act and the Regulations) sets forth details of all exercises of stock options/SAR's during the most recently completed financial year by each of the Named Executive Officers and the financial year-end value of unexercised options/SAR's on an aggregated basis:

                                                           UNEXERCISED       VALUE OF UNEXERCISED IN-THE-
                           SECURITIES      AGGREGATE      OPTIONS/SARS       MONEY OPTIONS/SARS AT FISCAL
                           ACQUIRED ON       VALUE       AT FISCAL YEAR-             YEAR-END ($)
           NAME             EXERCISE       REALIZED            END            EXERCISABLE/UNEXERCISABLE
    -------------------    -----------     ---------     ---------------     ----------------------------
    Steven D.
      Gershick.........       92,000       $ 332,431         283,000                 $ 245,919/$0
    Stephen W.
      Desper...........       62,700       $ 211,479          87,300                 $ 120,564/$0
    William N. Craft...       15,000       $  54,508          85,000                 $  78,769/$0
    Irwin Zucker.......          N/A             N/A          50,000                 $       0/$0
    Timothy R.
      Bratton..........       25,000       $  43,168               0                          N/A

EMPLOYMENT AGREEMENTS

     Effective October 1991, DPI entered into two-year employment agreements (which continue thereafter from year to year unless terminated) with Stephen Desper and Steven Gershick pursuant to which Stephen Desper was appointed as VicePresident and Director of Research and Steven Gershick was designated as President and Chief Executive Officer, each at annual salaries of $125,000. Under their respective agreements, the employees both serve full time, may terminate their employment on 90 days written notice and the Company may terminate either agreement for cause or at the end of the original or any extended term on 90 days prior written notice. In the event of termination, the employees are entitled to payment of six months to one year's salary, depending on the term remaining on the date of any termination. The employment agreements provide both Messrs. Desper and Gershick with the employee benefits generally available to other employees of the Company and, in addition, entitle them to life insurance, disability insurance and automobile allowances. They are entitled to bonuses at the discretion of the Board of Directors. Both agreements contain confidentiality, nondisclosure and invention provisions typical in the industry. As of January 1, 1995, the annual salary for Steven D. Gershick was increased to $150,000, and as of January 1, 1997, the annual salary for Mr. Gershick was increased to $175,000. As of December 31, 1996, Stephen Desper resigned as Director of Research of DPI and his employment agreement was terminated, but in accordance with the terms of the agreement he will continue to receive his salary through June, 1997.

     Effective June 1996, MDT entered into a one-year employment agreement (which will automatically be extended for one additional year unless canceled by either party not less than 30 days prior to the extension date) with Irwin Zucker pursuant to which Mr. Zucker was appointed as President at an annual salary of $140,000. Under his agreement, he will serve full time, and may terminate his employment on 90 days written notice. The Company may terminate the agreement for cause or without cause at any time without notice. In the event of termination without cause, Mr. Zucker is entitled to payment equal to one year's salary, payable in equal quarterly installments. The employment agreement provides Mr. Zucker with the employee benefits generally available to other employees of the Company and, in addition, entitles him to an automobile allowance. In addition to a contractual bonus of $50,000, payable in quarterly installments on June 26, 1996, October 1, 1996, January 1, 1997 and April 1, 1997, Mr. Zucker if entitled to bonuses at the discretion of the Board of Directors. His agreement contains confidentiality, nondisclosure and invention provisions typical in the industry.

         REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS
                  AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

PROPOSALS

     Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 1998 annual meeting of stockholders must satisfy the requirements of the Securities and Exchange Commission and the proposal must be received by the Secretary of the Company on or before December 12, 1997, for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

     The chairman of the annual meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements. The requirements with respect to nomination of persons for director do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at a meeting. If the Company changes the date of the 1998 annual meeting of stockholders, stockholders will be notified in accordance with the Company's By-Laws.

APPOINTMENT OF AUDITOR

     The Board of Directors has appointed KPMG Peat Marwick LLP, of 21700 Oxnard Street, Suite 1200, Woodland Hills, California, USA, 91367, as the auditor of the Company to hold office for the ensuing year at a remuneration to be fixed by the directors. KPMG Peat Marwick was first appointed as auditors effective July 27, 1994. The Company expects that a representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Under the Exchange Act, the Company's directors, certain executive and other officers, and any person holding more than ten percent (10%) of the Company's Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "Commission") and any exchange or quotation system on which the Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by directors and officers and ten percent (10%) holders. Based solely on a review of the copies of reports furnished to the Company as filed with the Commission, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 1996.

ANNUAL REPORT

     The Company will furnish without charge to each stockholder who so requests in writing a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission. This report was previously mailed to all stockholders. Requests for the Annual Report on Form 10-K should be sent to the Company at 20700 Ventura Boulevard, Suite 134, Woodland Hills, California 91364, Attention: Secretary.

OTHER MATTERS

     The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD

                                          Steven D. Gershick
                                          Chairman, President & CEO

Dated: April 18, 1997

PROXY                                                                     PROXY
                      SPATIALIZER AUDIO LABORATORIES, INC.

                       20700 VENTURA BOULEVARD, SUITE 134
                        WOODLAND HILLS, CALIFORNIA 91364

   This Proxy is Solicited on Behalf of the Board of Directors and Management
                    of Spatializer Audio Laboratories, Inc.

        The undersigned does hereby appoint Wendy Marie Guerrero and James D. Pace as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Spatializer Audio Laboratories, Inc. held of record by the undersigned on April 10, 1997, at the annual meeting of stockholders to be held on June 5, 1997 or any adjournment thereof.

                  Please check this box only if you intend to   [ ]
                     attend and vote at the Annual Meeting.


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.

                 (Continued and to be signed on reverse side.)

-------------------------------------------------------------------------------

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. / /

[                                                                             ]

                                                                  For All
1.  ELECTION OF DIRECTORS -                        For  Withheld  (Except Nominee(s)
    Nominees: Jerold H. Rubinstein, Stephen W.     All    All     written below)
    Desper, Steven D. Gershick, Carlo Civelli,     / /    / /         / /            In their discretion, the Proxies are
    Scot E. Land, James D. Pace                                                      authorized to vote upon such other business
    and Gilbert N. Segel.                                                            as may properly come before the meeting. This
                                                                                     Proxy, when properly executed, will be voted
                                                                                     in the manner directed by the undersigned
                                                                                     stockholder.

    -----------------------------------------                                        If no direction is made, this Proxy will be
                                                                                     voted FOR Proposal 1.

                                                                                                     Dated: _______________, 1997


                                                                                        ----------------------------------------
                                                                                        (Signature)

                                                                                        ----------------------------------------
                                                                                        (Signature, if filed jointly)

                                                                                        Please sign exactly as name appears below.
                                                                                        When shares are held jointly, both should
                                                                                        sign. When signing as attorney, as
                                                                                        executor, administrator, trustee or
                                                                                        guardian, please give full title as such.
                                                                                        If a corporation, please sign in full
                                                                                        corporate name by President or other
                                                                                        authorized officer. If a partnership, please
                                                                                        sign in partnership name by authorized
                                                                                        person.
-----------------------------------------------------------------------------------------------------------------------------------

                          -   FOLD AND DETACH HERE   -


                            YOUR VOTE IS IMPORTANT!


           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.